Exhibit 5
                                 Law Offices of
                         Donovan Leisure Newton & Irvine
                              30 Rockefeller Plaza
                              New York, N.Y. 10112
                             Telephone: 212-632-3000
                             Facsimile: 212-632-3321


                               October 6, 1997

Alleghany Corporation
375 Park Avenue
New York, New York  10152

      Re:  Alleghany Corporation
           Registration Statement on Form S-8
           Filed with the Securities and Exchange
           Commission on October 6, 1997
           --------------------------------------

Gentlemen:

           We are acting as counsel for Alleghany Corporation, a Delaware corporation ("Alleghany"), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 6, 1997 (the "Registration Statement"), of 202,102 shares of common stock, par value $1.00 per share (the "Shares"), of Alleghany, which Shares are issuable pursuant to the Underwriters Re Group, Inc. 1997 Stock Option Plan (the "Stock Option Plan").

           We are familiar with the proceedings of Alleghany relating to the authorization of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

           Based upon the foregoing, we are of the opinion that the Shares issuable pursuant to the Stock Option Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Alleghany authorizing such issuance, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               /s/ Donovan Leisure Newton & Irvine